                                                                  Exhibit 99.2

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Jacksonville Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Jacksonville Bancorp, Inc. and subsidiaries, as of September 30, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2003.

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jacksonville Bancorp, Inc. and subsidiaries, as of September 30, 2003 and 2002, and the results of their operations and cash flows for each of the years in the three year period ended September 30, 2003, in conformity with U. S. generally accepted accounting principles.






                                            HENRY & PETERS, P.C.




Tyler, Texas
November 4, 2003

                          JACKSONVILLE BANCORP, INC.
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          SEPTEMBER 30, 2003 AND 2002


                                                                                      2003                  2002
                                                                                 -----------------      ----------------
                                    ASSETS
  Cash on hand and in banks                                                          $ 5,468,206           $ 3,957,183
  Interest-bearing deposits                                                           13,530,135            11,395,212
  Investment securities:
     Held-to-maturity, approximate fair value of
          $2,587,410 and $8,115,888, respectively                                      2,515,447             8,005,603
     Available-for-sale, carried at fair value                                        45,944,389            29,208,330
  Mortgage-backed securities:
     Held-to-maturity, approximate fair value of
         $7,619,381 and $37,735,916, respectively                                      7,461,074            37,687,649
     Available-for-sale, carried at fair value                                        99,817,919            52,037,400
  Loans receivable, net                                                              279,136,721           265,090,618
  Accrued interest receivable                                                          2,882,774             2,928,855
  Foreclosed real estate, net                                                            218,171                87,006
  Premises and equipment, net                                                          5,616,454             5,361,276
  Stock in Federal Home Loan Bank of Dallas, at cost                                   3,254,000             3,168,100
  Investment in real estate                                                            1,041,320             1,211,730
  Mortgage servicing rights                                                              671,616               652,331
  Goodwill and other intangibles, net                                                  3,342,422             3,514,562
  Other assets                                                                         1,331,175               944,536
..                                                                               -----------------      ----------------
         Total assets                                                              $ 472,231,823         $ 425,250,391
                                                                                =================      ================


                     LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits                                                                         $ 388,894,931         $ 353,896,248
  Advances from Federal Home Loan Bank                                                31,107,711            25,129,010
  Advances from borrowers for taxes and insurance                                      4,948,710             4,023,222
  Accrued expenses and other liabilities                                               3,623,276             2,993,354
                                                                                -----------------      ----------------
        Total liabilities                                                            428,574,628           386,041,834

STOCKHOLDERS' EQUITY
  Preferred stock, no par value, 5,000,000 shares authorized; none issued                      -                     -
  Common stock, $.01 par value, 25,000,000 shares authorized;
      2,777,210 and 2,738,569 shares issued; 1,800,465 and 1,761,824
      shares outstanding at 2003 and 2002, respectively                                   27,772                27,386
  Additional paid-in capital                                                          23,942,182            23,427,329
  Retained earnings                                                                   37,056,978            32,310,194
  Accumulated other comprehensive income (loss),                                        (514,649)              376,658
    unrealized gain (loss) on securities available for sale, net of tax
  Less:
      Treasury stock, at cost (976,745 shares)                                       (16,015,455)          (16,015,455)
       Shares acquired by Employee Stock Ownership Plan                                 (839,633)             (917,555)
                                                                                -----------------      ----------------
            Total stockholders' equity                                                43,657,195            39,208,557
                                                                                -----------------      ----------------
                 Total liabilities and stockholders' equity                        $ 472,231,823         $ 425,250,391
                                                                                =================      ================


See accompanying notes to consolidated financial statements.

                      JACKSONVILLE BANCORP, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
             YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001


                                                                             2003              2002              2001
                                                                        ---------------   ---------------   ---------------

INTEREST INCOME
     Loans receivable                                                     $ 20,842,116      $ 21,728,116      $ 19,772,106
     Mortgage-backed securities                                              3,570,788         4,519,882         2,734,813
     Investment securities                                                   2,070,816         1,528,161         1,257,104
     Other                                                                     220,539           289,784           467,352
                                                                        ---------------   ---------------   ---------------
         Total interest income                                              26,704,259        28,065,943        24,231,375

INTEREST EXPENSE
     Deposits                                                               10,433,469        11,984,928        11,535,088
     Interest on borrowings                                                  1,277,025         1,825,706         2,506,155
                                                                        ---------------   ---------------   ---------------
         Total interest expense                                             11,710,494        13,810,634        14,041,243
                                                                        ---------------   ---------------   ---------------
         Net interest income                                                14,993,765        14,255,309        10,190,132

PROVISION FOR LOSSES ON LOANS                                                  162,000           101,688            85,500
                                                                        ---------------   ---------------   ---------------
     Net interest income after provision for
          losses on loans                                                   14,831,765        14,153,621        10,104,632

NONINTEREST INCOME
     Fee and deposit service charges                                         2,695,992         2,329,149         1,949,946
     Real estate operations, net                                               105,829           (31,333)          215,182
     (Loss) gain on sale of securities                                          (8,932)                -            42,411
     Other                                                                     257,996           269,214           171,377
                                                                        ---------------   ---------------   ---------------
         Total noninterest income                                            3,050,885         2,567,030         2,378,916

NONINTEREST EXPENSE
     Compensation and benefits                                               5,867,313         4,674,496         4,262,859
     Occupancy and equipment                                                   996,591           940,610           802,974
     Amortization of intangibles                                               172,140           157,795                 -
     Insurance expense                                                         130,209           111,680            96,532
     Other                                                                   1,961,570         1,787,173         1,454,245
                                                                        ---------------   ---------------   ---------------
         Total noninterest expense                                           9,127,823         7,671,754         6,616,610
                                                                        ---------------   ---------------   ---------------

INCOME BEFORE TAXES ON INCOME                                                8,754,827         9,048,897         5,866,938

TAXES ON INCOME
     Current                                                                 2,972,724         2,955,548         1,544,085
     Deferred                                                                    1,809           117,680           446,000
                                                                        ---------------   ---------------   ---------------
          Total income tax expense                                           2,974,533         3,073,228         1,990,085
                                                                        ---------------   ---------------   ---------------
               Net earnings                                                  5,780,294         5,975,669         3,876,853
                                                                        ===============   ===============   ===============

EARNINGS PER COMMON SHARE
     Basic                                                                      $ 3.38            $ 3.48            $ 2.18
                                                                        ===============   ===============   ===============
     Diluted                                                                    $ 3.16            $ 3.30            $ 2.06
                                                                        ===============   ===============   ===============


See accompanying notes to consolidated financial statements.

                           JACKSONVILLE BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001



                                                                                              Accumulated
                                                               Additional       Compre-          Other
                                                  Common         Paid-in        hensive       Comprehensive      Retained
                                                   Stock         Capital        Income        Income (Loss)      Earnings
                                               -------------  -------------  -------------  ----------------  --------------

BALANCE AT SEPTEMBER 30, 2000                      $ 26,760    $22,742,784                       $ (900,852)   $ 24,210,956

     Exercise of stock options (29,423 shares)          293        261,072                                -               -
     ESOP shares released                                 -         42,107                                -               -
     Accrual of management
          recognition plan awards                         -              -                                -               -
     Comprehensive income:
         Net earnings                                     -              -    $ 3,876,853                 -       3,876,853
         Other comprehensive income, net
             of tax, unrealized gain on
             securities available-for-sale                -              -      1,302,167         1,302,167               -
                                                                             -------------
                 Comprehensive income                                         $ 5,179,020
                                                                             =============
     Dividends declared                                   -              -                                -        (898,767)
     Purchase of 161,300 Treasury shares                  -              -                                -               -
                                               -------------  -------------                 ----------------  --------------

BALANCE AT SEPTEMBER 30, 2001                        27,053     23,045,963                          401,315      27,189,042

     Exercise of stock options (33,174 shares)          333        311,596                                -               -
     ESOP shares released                                 -         69,770                                -               -
     Accrual of management
          recognition plan awards                         -              -                                -               -
     Comprehensive income:
         Net earnings                                     -              -    $ 5,975,669                 -       5,975,669
         Other comprehensive income, net
             of tax, unrealized (loss) on
             securities available-for-sale                -              -        (24,657)          (24,657)              -
                                                                             -------------
                 Comprehensive income                                         $ 5,951,012
                                                                             =============
     Dividends declared                                   -              -                                -        (854,517)
     Purchase of 107,185 Treasury shares                  -              -                                -               -
                                               -------------  -------------                 ----------------  --------------

BALANCE AT SEPTEMBER 30, 2002                      $ 27,386    $23,427,329                        $ 376,658    $ 32,310,194
                                               =============  =============                 ================  ==============


                                                                   Shares         Shares         Total
                                                   Treasury       Acquired       Acquired    Stockholders'
                                                    Stock          by ESOP        by MRP         Equity
                                                --------------  -------------  ------------ ----------------

BALANCE AT SEPTEMBER 30, 2000                    $(10,753,968)   $(1,055,546)   $ (181,067)    $ 34,089,067

     Exercise of stock options (29,423 shares)              -              -             -          261,365
     ESOP shares released                                   -         66,179             -          108,286
     Accrual of management
          recognition plan awards                           -              -       167,138          167,138
     Comprehensive income:
         Net earnings                                       -              -             -        3,876,853
         Other comprehensive income, net
             of tax, unrealized gain on
             securities available-for-sale                  -              -             -        1,302,167

                 Comprehensive income

     Dividends declared                                     -              -             -         (898,767)
     Purchase of 161,300 Treasury shares           (2,921,652)             -             -       (2,921,652)
                                                --------------  -------------  ------------ ----------------

BALANCE AT SEPTEMBER 30, 2001                     (13,675,620)      (989,367)      (13,929)      35,984,457

     Exercise of stock options (33,174 shares)              -              -             -          311,929
     ESOP shares released                                   -         71,812             -          141,582
     Accrual of management
          recognition plan awards                           -              -        13,929           13,929
     Comprehensive income:
         Net earnings                                       -              -             -        5,975,669
         Other comprehensive income, net
             of tax, unrealized (loss) on
             securities available-for-sale                  -              -             -          (24,657)

                 Comprehensive income

     Dividends declared                                     -              -             -         (854,517)
     Purchase of 107,185 Treasury shares           (2,339,835)             -             -       (2,339,835)
                                                --------------  -------------  ------------ ----------------

BALANCE AT SEPTEMBER 30, 2002                    $(16,015,455)    $ (917,555)          $ -     $ 39,208,557
                                                ==============  =============  ============ ================

See accompanying notes to consolidated financial statements.

                           JACKSONVILLE BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
                                    CONTINUED


                                                                                              Accumulated
                                                               Additional       Compre-          Other
                                                  Common         Paid-in        hensive       Comprehensive      Retained
                                                   Stock         Capital        Income        Income (Loss)      Earnings
                                               -------------  -------------  -------------  ----------------  --------------
BALANCE AT SEPTEMBER 30, 2002                      $ 27,386    $23,427,329                        $ 376,658    $ 32,310,194

     Exercise of stock options (38,641 shares)          386        404,733                                -               -
     ESOP shares released                                 -        110,120                                -               -
     Comprehensive income:
         Net earnings                                     -              -    $ 5,780,294                 -       5,780,294
         Other comprehensive income, net
             of tax, unrealized (loss) on
             securities available-for-sale                -              -       (891,307)         (891,307)              -
                                                                             -------------
                 Comprehensive income                                         $ 4,888,987
                                                                             =============
     Dividends declared                                   -              -                                -      (1,033,510)
                                               -------------  -------------                 ----------------  --------------

BALANCE AT SEPTEMBER 30, 2003                      $ 27,772    $23,942,182                       $ (514,649)   $ 37,056,978
                                               =============  =============                 ================  ==============


                                                                    Shares         Shares         Total
                                                    Treasury       Acquired       Acquired    Stockholders'
                                                     Stock          by ESOP        by MRP         Equity
                                                 --------------  -------------  ------------ ----------------
BALANCE AT SEPTEMBER 30, 2002                     $(16,015,455)    $ (917,555)          $ -     $ 39,208,557

     Exercise of stock options (38,641shares)                -              -             -          405,119
     ESOP shares released                                    -         77,922             -          188,042
     Comprehensive income:
         Net earnings                                        -              -             -        5,780,294
         Other comprehensive income, net
             of tax, unrealized (loss) on
             securities available-for-sale                   -              -             -         (891,307)

                 Comprehensive income

     Dividends declared                                      -              -             -       (1,033,510)
                                                 --------------  -------------  ------------ ----------------

BALANCE AT SEPTEMBER 30, 2003                     $(16,015,455)    $ (839,633)          $ -     $ 43,657,195
                                                 ==============  =============  ============ ================

See accompanying notes to consolidated financial statements.

                      JACKSONVILLE BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001


                                                                             2003                2002                2001
                                                                        ----------------   -----------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                             $ 5,780,294         $ 5,975,669          $ 3,876,853
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          Depreciation                                                          508,434             484,585              339,770
          Amortization/accretion of securities                                  780,302             135,524              146,516
          Amortization of intangibles                                           172,140             157,795                    -
          Provision for losses on loans                                         162,000             101,688               85,500
          Loans originated for sale                                         (40,165,598)        (39,208,136)         (20,932,788)
          Loans sold                                                         40,165,598          39,208,136           20,932,788
          Net loss (gain) on sale of securities                                   8,932                   -              (42,316)
          Net gain on sale of real estate                                      (213,582)           (106,984)            (346,095)
          Loss on disposal of assets                                             85,772                   -                    -
          Accrual of MRP awards                                                       -              13,929              167,138
          Release of ESOP shares                                                188,042             141,582              108,286
          Change in assets and liabilities:
              Decrease (increase) in other assets                              (137,429)            389,723           (1,177,451)
              Increase in accrued expenses and other liabilities                814,336             483,227            1,020,777
              Decrease in deferred income                                        (6,069)            (15,729)             (20,310)
              Increase (decrease) in mortgage servicing rights                  (19,285)            (54,793)              27,967
              Decrease (increase) in accrued interest receivable                 46,081            (201,999)            (203,107)
                                                                        ----------------   -----------------   ------------------
                  Net cash provided by operating activities                   8,169,968           7,504,217            3,983,528

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds on maturity of investment securities                           31,936,460          33,560,977           18,373,775
     Proceeds from sale of investment securities                             10,000,000                   -            1,021,668
     Proceeds from sale of premises and equipment                                     -             171,140                    -
     Purchase of investment securities                                      (53,375,000)        (52,030,000)         (15,500,000)
     Net principal payments/originations on loans                           (14,551,210)        (18,812,416)         (19,444,687)
     Proceeds from sale of real estate                                          601,042             239,408              312,131
     Purchase of mortgage-backed securities                                 (91,253,505)        (67,527,420)         (46,965,170)
     Principal paydowns on mortgage-backed securities                        71,784,102          36,515,434           22,051,666
     Capital expenditures                                                      (849,384)         (1,222,078)            (276,063)
     Purchase of stock in FHLB Dallas                                           (85,900)           (554,900)            (456,700)
     Premium on acquisition of Carthage branch                                        -          (3,672,357)                   -
     Investment in real estate                                                   (5,108)           (153,352)             (53,946)
                                                                        ----------------   -----------------   ------------------
                   Net cash used in investing activities                    (45,798,503)        (73,485,564)         (40,937,326)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                                                34,998,683          93,592,321           39,537,683
     Increase (decrease) in advance payments by
         borrowers for property taxes and insurance                             925,488             (36,410)             (14,285)
     Advances from FHLB                                                      15,550,000          31,000,000           43,000,000
     Payment of FHLB advances                                                (9,571,299)        (53,978,764)         (35,892,226)
     Proceeds from exercise of stock options                                    405,119             311,929              261,365
     Purchase of Treasury stock                                                       -          (2,339,835)          (2,921,652)
     Dividends paid                                                          (1,033,510)           (854,517)            (898,767)
                                                                        ----------------   -----------------   ------------------
                   Net cash provided by financing activities                 41,274,481          67,694,724           43,072,118
                                                                        ----------------   -----------------   ------------------
                   Net increase in cash and cash equivalents                  3,645,946           1,713,377            6,118,320

CASH AND CASH EQUIVALENTS
     Beginning of year                                                       15,352,395          13,639,018            7,520,698
                                                                        ----------------   -----------------   ------------------
     End of year                                                           $ 18,998,341        $ 15,352,395         $ 13,639,018
                                                                        ================   =================   ==================

See accompanying notes to consolidated financial statements.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE 1 - BASIS OF PRESENTATION
   The accompanying consolidated financial statements include the accounts of Jacksonville Bancorp, Inc. (Company), and its wholly-owned subsidiary Jacksonville IHC, Inc. (IHC), and its wholly-owned subsidiary Jacksonville Savings Bank, SSB (Bank), and its wholly-owned subsidiary JS&L Corporation (JS&L). The Company, through its principal subsidiary, the Bank, is primarily engaged in attracting deposits from the general public and using those and other available sources of funds to originate loans secured by single-family residences located in the East Texas area. To a lesser extent, the Bank also originates construction loans, land loans, and consumer loans. IHC's main activity is holding an intercompany loan receivable from the Bank in connection with the Bank's employee stock ownership plan. JS&L's main activity is the servicing of purchased residential mortgage notes receivable and investment in, and development of real estate. All significant intercompany transactions and balances are eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   INVESTMENT AND MORTGAGE-BACKED SECURITIES
   The Association classifies and accounts for debt and equity securities as follows:

     HELD-TO-MATURITY
     Debt and equity securities that management has the positive intent and ability to hold until maturity are classified as held-to-maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the level interest yield method over the estimated remaining term of the underlying security.

     AVAILABLE-FOR-SALE
     Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available-for-sale. These assets are carried at market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of retained earnings until realized.

     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value and be included in the consolidated statement of earnings as realized losses. No such write-downs have been included as realized losses have not occurred.

     TRADING SECURITIES
     Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at market value, with unrealized gains and losses included in earnings.

   PREMISES AND EQUIPMENT
   Land is carried at cost. Buildings, leasehold improvements, and furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. Buildings and furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases.

   FEDERAL INCOME TAXES
   The Company and its subsidiaries file a consolidated Federal income tax return. The tax provision or benefit is based on income or loss reported for financial statement purposes, and differs from amounts currently payable or refundable because certain revenues and expenses are recognized for financial reporting purposes differently than they are recognized for tax reporting purposes. The cumulative effects of any temporary differences are reflected as deferred income taxes using the liability method (see Note 11).

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
   LOANS RECEIVABLE
   Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan origination fees and discounts. Discounts on loans are recognized over the lives of the loans using the interest method.

   The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions.
   Currently, the allowance for loan losses is formally reevaluated on a quarterly basis. While management uses available information to recognize losses on loans, further additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies as an integral part of their examinations, periodically review the allowance for loan losses.

   Uncollectible interest on loans that are contractually past due is charged-off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

   LOANS HELD-FOR-SALE
   Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized by charges to earnings.

   LOAN ORIGINATION AND COMMITMENT FEES AND RELATED COSTS
   Loan fees received are accounted for substantially in accordance with FASB Statement No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Loan fees and certain direct loan origination costs are deferred, and the net fee is recognized as an adjustment to interest income over the contractual life of the loans. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

   REAL ESTATE
   Real estate properties acquired through loan foreclosure are initially recorded at the lower of cost (loan balance) or fair value, less estimated costs of disposition, at the date of foreclosure. Investment in real estate is recorded at cost. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

   Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated net realizable value. Currently, all major foreclosed real estate properties are formally reevaluated on a quarterly basis to determine the adequacy of the allowance for losses.

   Gains on sale of real estate are accounted for in accordance with Statement of Financial Accounting Standards No. 66. When the borrower's initial cash down payment does not meet the minimum requirements, the gain on sale is deferred and recorded on the installment basis until such time as sufficient principal payments are received to meet the minimum down payment requirements. Losses on sale of real estate are recognized at the date of sale.

   ESTIMATES
   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2003 AND 2002
                                   CONTINUED

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
   ESTIMATES - CONTINUED
   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

   MORTGAGE SERVICING RIGHTS
   The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the estimated fair value of those rights. Fair values are estimated using discounted cash flows based on current market interest rates and market data regarding sales of mortgage servicing rights. The Bank sells predominately single-family first mortgage loans with simple risk characteristics and uses a single stratum for purposes of measuring impairment. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value.

   EARNINGS PER SHARE
   The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128). This statement provides for a "basic" EPS computation based upon weighted-average shares outstanding. Shares issued to its Employee Stock Ownership Plan (ESOP) are accounted for in accordance with AICPA Statement of Position 93-6. Diluted earnings per share considers the dilutive effect of stock options.

   Earnings per share on a basic and diluted basis is calculated as follows:


                                                   Years Ended September 30,
                                            ----------------------------------------
                                                2003           2002           2001
                                            ----------     ----------     ----------
Basic net earnings per share
  Net income                                $5,780,294     $5,975,669     $3,876,853
  Weighted-average shares outstanding        1,712,441      1,717,933      1,777,226
                                            ----------     ----------     ----------
      Per share                             $     3.38     $     3.48     $     2.18
                                            ==========     ==========     ==========

Diluted net earnings per share
  Net income                                $5,780,294     $5,975,669     $3,876,853
  Weighted-average shares outstanding
    plus assumed conversions                 1,831,702      1,813,391      1,879,008
                                            ----------     ----------     ----------
      Per share                             $     3.16     $     3.30     $     2.06
                                            ==========     ==========     ==========

Calculation of weighted average shares
  outstanding plus assumed conversions
    Weighted-average shares outstanding      1,712,441      1,717,933      1,777,226
    Effect of dilutive stock options           119,260         95,458        101,782
                                            ----------     ----------     ----------
                                             1,831,702      1,813,391      1,879,008
                                            ==========     ==========     ==========

   STOCK-BASED COMPENSATION
   Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and as amended by Statement of Financial Accounting Standards No. 148 encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
   GOODWILL AND OTHER INTANGIBLES
   Other intangible assets (core base deposits) are being amortized on the straight-line method over a period of 8 years. Goodwill is not being amortized. On a periodic basis, management performs an evaluations to determine whether any impairment of the goodwill and intangibles has occurred; if any such impairment is determined, a write-down of the intangibles and goodwill is recorded. Intangible assets are comprised of the following at September 30:

                                                                 2003               2002
                                                              -----------       -----------
       Goodwill                                                $2,295,223        $2,295,223
       Other intangibles, net of amortization                   1,047,199         1,219,339
                                                              -----------       -----------
                                                               $3,342,422        $3,514,562
                                                               ==========        ==========

   COMPREHENSIVE INCOME
   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130), establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

   CASH FLOWS
   For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. A summary of cash and cash equivalents follows at September 30:

                                                                 2003             2002              2001
                                                            ------------      ------------      ------------
Cash on hand and in banks                                   $  5,468,206      $  3,957,183      $  2,803,804
Interest bearing deposits                                     13,530,135        11,395,212        10,835,214
                                                            ------------      ------------      ------------
    Cash and cash equivalents                               $ 18,998,341      $ 15,352,395      $ 13,639,018
                                                            ============      ============      ============

Supplemental disclosure:
  Cash paid for:
    Interest                                                $ 11,716,923      $ 13,874,452      $ 14,003,149
                                                            ============      ============      ============
    Income taxes                                            $  2,550,000      $  2,355,000      $  2,073,261
                                                            ============      ============      ============

Non-cash operating activities:
  Change in deferred taxes on net unrealized gains
    and losses on securities available-for-sale             $    427,555      $     12,702      $   (670,813)
                                                            ============      ============      ============

Non-cash investing activities:
  Change in net unrealized gains and losses
    on securities available-for-sale                        $ (1,318,862)     $    (37,359)     $  1,972,980
                                                            ============      ============      ============
  Transfer from loans to real estate acquired
    through foreclosure                                     $    903,000      $    127,000      $    178,000
                                                            ============      ============      ============
  Loans made relating to sale of foreclosed real estate     $    560,000      $     75,500      $    307,000
                                                            ============      ============      ============

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 3 - INVESTMENT SECURITIES
   The amortized cost and estimated market values of investments in debt securities are as follows as of September 30, 2003:

                                                                Available-for-sale
                                         -----------------------------------------------------------------
                                                                                               Estimated
                                          Amortized         Unrealized       Unrealized          Market
                                            Cost              Gains            Losses            Value
                                         ------------      ------------     ------------      ------------
     U.S. Agency securities               $45,959,592     $     186,921    $     202,124       $45,944,389
                                          ===========     =============    =============       ===========

                                                                 Held-to-maturity
                                         -----------------------------------------------------------------
                                                                                                Estimated
                                          Amortized         Unrealized       Unrealized           Market
                                            Cost               Gains           Losses             Value
                                         ------------      ------------     ------------      ------------
     U. S. Agency securities             $  2,515,447    $       72,588 $            625      $  2,587,410
                                         ============    ============== ================      ============

   The amortized cost and estimated market values of investments in debt securities are as follows as of September 30, 2002:

                                                                Available-for-sale
                                         -----------------------------------------------------------------
                                                                                                Estimated
                                          Amortized         Unrealized       Unrealized           Market
                                            Cost               Gains           Losses             Value
                                         ------------      ------------     ------------      ------------
     U.S. Agency securities               $28,971,697     $     241,648  $         5,015       $29,208,330
                                          ===========     =============  ===============       ===========

                                                                Held-to-maturity
                                         -----------------------------------------------------------------
                                                                                                Estimated
                                          Amortized         Unrealized       Unrealized           Market
                                            Cost              Gains            Losses             Value
                                         ------------      ------------     ------------      ------------
     U. S. Agency securities             $  8,005,603      $    117,785  $         7,500      $  8,115,888
                                         ============      ============  ===============      ============

   The scheduled maturities of securities at September 30, 2003 were as follows:

                                               Held-to-maturity                    Available-for-sale
                                                  securities                          securities
                                         ------------------------------     ------------------------------
                                                            Estimated                          Estimated
                                          Amortized           Market         Amortized          Market
                                            Cost               Value           Cost              Value
                                         ------------      ------------     ------------      ------------
     Due in one year or less             $          -      $         -      $  9,991,068      $  9,929,729
     Due from one to five years             1,015,447         1,074,910        3,997,600         4,060,630
     Due from five to ten years             1,500,000         1,512,500       28,981,714        28,947,150
     Due after ten years                            -                -         2,989,210         3,006,880
                                         ------------      ------------     ------------      ------------
                                         $  2,515,447      $  2,587,410      $45,959,592      $ 45,944,389
                                         ============      ============     ============      ============

   The scheduled maturities of securities at September 30, 2002 were as follows:

                                               Held-to-maturity                    Available-for-sale
                                                  securities                          securities
                                         ------------------------------     ------------------------------
                                                            Estimated                          Estimated
                                          Amortized           Market         Amortized           Market
                                            Cost              Value             Cost             Value
                                         ------------      ------------     ------------      ------------
     Due in one year or less             $          -      $          -     $ 10,499,722      $ 10,502,010
     Due from one to five years             4,452,933         4,528,750        3,497,715         3,553,060
     Due from five to ten years             3,552,670         3,587,138       12,974,260        13,153,260
     Due after ten years                            -                 -        2,000,000         2,000,000
                                         -------------     ------------     ------------      ------------
                                         $  8,005,603      $  8,115,888     $ 28,971,697      $ 29,208,330
                                         ============      ============     ============      ============

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 4 - MORTGAGE-BACKED SECURITIES
   The amortized cost and estimated market values of mortgage-backed securities are summarized as follows:

                                                                 Held-to-maturity
                                         -----------------------------------------------------------------
                                                                                               Estimated
          September 30,                   Amortized         Unrealized      Unrealized           Market
              2003                          Cost              Gains           Losses             Value
     --------------------                ------------      ------------   --------------     -------------
     GNMA certificates                    $   181,184     $       7,439   $            8     $     188,615
     FHLMC certificates                     2,455,534            38,436            5,746         2,488,224
     FNMA certificates                      4,824,356           120,402            2,216         4,942,542
     CMO certificates                               -                 -                -                 -
                                          -----------     -------------   --------------     -------------
                                          $ 7,461,074     $     166,277   $        7,970     $   7,619,381
                                          ===========     =============   ==============     =============

                                                                Available-for-sale
                                        ------------------------------------------------------------------
                                                                                               Estimated
          September 30,                   Amortized         Unrealized       Unrealized           Market
              2003                           Cost              Gains           Losses             Value
     --------------------               -------------      ------------     ------------      ------------
     GNMA certificates                   $    704,225      $      6,513     $          -      $    710,738
     FHLMC certificates                    31,214,836            20,795          427,901        30,807,730
     FNMA certificates                      2,972,047             3,750           14,604         2,961,193
     CMO certificates                      65,659,781           185,872          507,395        65,338,258
                                         ------------      ------------     ------------      ------------
                                         $100,550,889      $    216,930     $    949,900      $ 99,817,919
                                         ============      ============     ============      ============


                                                                 Held-to-maturity
                                         -----------------------------------------------------------------
                                                                                               Estimated
          September 30,                   Amortized         Unrealized       Unrealized           Market
              2002                           Cost             Gains           Losses             Value
     --------------------                 -----------     -------------     ------------      ------------
     GNMA certificates                    $   282,656     $       8,168     $          -      $    290,824
     FHLMC certificates                     4,627,287            34,692            4,010         4,657,969
     FNMA certificates                     10,141,953            78,901            4,361        10,216,493
     CMO certificates                      22,635,753            51,660          116,783        22,570,630
                                          -----------     -------------     ------------      ------------
                                          $37,687,649     $     173,421     $    125,154      $ 37,735,916
                                          ===========     =============     ============      ============

                                                                  Available-for-sale
                                         -----------------------------------------------------------------
                                                                                               Estimated
          September 30,                   Amortized         Unrealized       Unrealized          Market
             2002                            Cost             Gains            Losses            Value
     --------------------                 -----------      ------------    -------------       -----------
     GNMA certificates                    $ 1,680,675      $     28,615    $           -       $ 1,709,290
     FHLMC certificates                     9,533,640            57,580            7,107         9,584,113
     FNMA certificates                     29,764,912           214,286           43,536        29,935,662
     CMO certificates                      10,724,118            93,254            9,037        10,808,335
                                          -----------      ------------    -------------       -----------
                                          $51,703,345      $    393,735    $      59,680       $52,037,400
                                          ===========      ============    =============       ===========

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 4 - MORTGAGE-BACKED SECURITIES - CONTINUED
   The scheduled maturities of mortgage-backed securities at September 30, 2003 were as follows:

                                                Held-to-maturity                  Available-for-sale
                                                   securities                        securities
                                         ------------------------------    -------------------------------
                                                            Estimated                          Estimated
                                          Amortized           Market        Amortized            Market
                                             Cost             Value            Cost              Value
                                         ------------      ------------    -------------      ------------
     Due in one year or less             $          -      $          -    $           -      $          -
     Due from one to five years             1,073,755         1,100,562        1,581,445         1,618,728
     Due from five to ten years             1,663,288         1,698,742        6,596,254         6,622,932
     Due after ten years                    4,724,031         4,820,078       92,373,190        91,576,259
                                         ------------      ------------    -------------      ------------
                                         $  7,461,074      $  7,619,382    $ 100,550,889      $ 99,817,919
                                         ============      ============    =============      ============

   The scheduled maturities of mortgage-backed securities at September 30, 2002 were as follows:

                                               Held-to-maturity                    Available-for-sale
                                                  securities                          securities
                                         ------------------------------     ------------------------------
                                                            Estimated                          Estimated
                                          Amortized           Market         Amortized           Market
                                             Cost             Value             Cost             Value
                                         ------------      ------------     ------------      ------------
     Due in one year or less              $12,588,317       $12,523,250      $ 5,430,080       $ 5,437,177
     Due from one to five years            10,553,568        10,575,445        5,831,498         5,939,448
     Due from five to ten years             5,199,937         5,242,318        9,423,762         9,530,633
     Due after ten years                    9,345,827         9,394,903       31,018,005        31,130,142
                                         ------------      ------------     ------------      ------------
                                          $37,687,649       $37,735,916      $51,703,345       $52,037,400
                                         ============      ============     ============      ============

NOTE 5 - LOANS RECEIVABLE
   Loans receivable at September 30 are summarized as follows:

                                                                               2003              2002
                                                                          --------------    --------------
     Mortgage loans (principally conventional):
       Single family residential                                           $ 196,972,497     $ 189,458,924
       Multi-family residential                                                  665,652         1,041,913
       Commercial                                                             26,448,333        22,885,698
       Construction and land development                                      49,991,567        40,889,543
       Land                                                                    6,131,962         3,287,387
                                                                           -------------     -------------
                                                                             280,210,011       257,563,465
     Business and Consumer loans:
       Commercial business                                                       786,429           411,046
       Consumer:
         Secured by deposits                                                   2,889,701         2,727,024
         Secured by vehicles                                                   9,123,718        10,497,495
         Personal real estate loans                                            3,490,223         4,186,920
         Other                                                                 3,185,532         4,044,167
                                                                           -------------     -------------
                                                                              19,475,603        21,866,652
                                                                           -------------     -------------
         Total loans                                                         299,685,614       279,430,117
       Less:
         Undisbursed portion of loans in process                             (18,811,206)      (12,585,628)
         Unearned discounts                                                      (11,628)          (19,462)
         Net deferred loan-origination fees                                     (431,969)         (442,708)
         Allowance for loan losses                                            (1,294,090)       (1,291,701)
                                                                           -------------     -------------
           Net loans                                                        $279,136,721      $265,090,618
                                                                           =============     =============

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 5 - LOANS RECEIVABLE - CONTINUED
   The Bank at September 30 had mortgage loan commitments outstanding substantially all of which are at rates to be determined at closing (rates range from 4.5% to 9.5%) as follows:

                                              2003               2002
                                         ------------       -----------
         Variable-rate                   $  2,977,475        $1,073,570
         Fixed-rate                         8,552,148         7,282,131
                                         ------------       -----------
                                         $ 11,529,623        $8,355,701
                                         ============       ===========

   The Bank had committed to sell a substantial portion of fixed-rate loans when funded.

   Activity in the allowance for loan losses is summarized as follows as of September 30:

                                                               2003              2002             2001
                                                           ------------      -----------       -----------
     Balance at beginning of period                        $  1,291,701      $ 1,257,171       $ 1,227,480
       Provision charged to income                              162,000          101,688            85,500
       Charge-offs                                             (160,392)         (70,009)          (58,309)
       Recoveries                                                   781            2,851             2,500
                                                           ------------      -----------       -----------
     Balance at end of period                              $  1,294,090      $ 1,291,701       $ 1,257,171
                                                           ============      ===========       ===========

   At September 30, 2003 and 2002, in management's opinion, there were no material loans which were impaired as defined by FASB Statement No. 114, as amended by FASB Statement No. 118. However, the Bank did have non-accrual loans, for which FASB Statement No. 114 does not apply, of $882,000 and $694,000 at September 30, 2003 and 2002, respectively. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

   Loans to executive officers and directors totaled $697,000 and $680,000 at September 30, 2003 and 2002, respectively.

   Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans are summarized as follows as of September 30:

                                                               2003             2002              2001
                                                           ------------     ------------      ------------
   Mortgage loans underlying FHLMC
     pass-through securities                                $91,169,750      $91,865,674       $85,822,482
                                                            ===========      ===========       ===========

   Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $1,998,000 and $1,773,000, at September 30, 2003 and 2002, respectively.

NOTE 6 - REAL ESTATE
   An analysis of the activity in the allowance for losses in real estate acquired in settlement of loans at September 30 is as follows:

                                                               2003            2002
                                                           ------------    ------------
     Balance at beginning of period                        $          -    $  1,210,523
     Provisions for losses
       Charge-offs                                                    -      (1,210,523)
       Recoveries                                                     -               -
                                                           ------------    ------------
     Balance at end of period                              $          -    $          -
                                                           ============    ============

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 7 - ACCRUED INTEREST RECEIVABLE
   Accrued interest receivable at September 30 is summarized as follows:

                                                                2003             2002
                                                            -----------      -----------
     Investment securities                                  $   319,317      $   289,955
     Mortgage-backed securities                                 505,306          517,997
     Loans receivable                                         2,058,151        2,120,903
                                                            -----------      -----------
                                                            $ 2,882,774      $ 2,928,855
                                                            ===========      ===========

NOTE 8 - PREMISES AND EQUIPMENT
   Premises and equipment at September 30 consist of the following:

                                                                                              Estimated
                                                        2003              2002               Useful Lives
                                                   -----------       -----------             -------------
     Land                                           $1,040,614        $1,040,614                  -
     Building and improvements                       5,390,159         4,806,351             5 to 40 years
     Furniture, fixtures and equipment               3,526,317         3,458,836             3 to 15 years
                                                   -----------       -----------
                                                     9,957,091         9,305,801
     Less accumulated depreciation                   4,340,637         3,944,525
                                                   -----------       -----------
                                                    $5,616,454        $5,361,276
                                                   ===========       ===========

NOTE 9 - DEPOSITS
   Deposits at September 30 are summarized as follows:


                                                        2003                             2002
                                       --------------------------------    -------------------------------
                                            Amount              Percent        Amount             Percent
                                       --------------          --------    -------------         ---------
     Transaction accounts:
       Demand and NOW                   $  60,786,678             15.63    $  54,911,883             15.52
       Money market                        58,798,235             15.12       37,600,130             10.62
       Passbook savings                    17,828,971              4.59       16,864,434              4.77
                                       --------------          --------    -------------         ---------
                                          137,413,884             35.34      109,376,447             30.91
                                                                           -------------         ---------
     Certificates of deposit:
       1% to 2%                            64,177,793             16.50                -                -
       2% to 3%                            68,902,814             17.72       57,122,233             16.14
       3% to 4%                            66,546,521             17.11       92,725,673             26.20
       4% to 5%                            24,335,283              6.26       41,020,600             11.59
       5% to 6%                            15,554,158              4.00       30,782,798              8.70
       6% to 7%                            11,210,647              2.88       22,091,110              6.24
       7% to 8%                               753,831               .19          700,570               .20
       8% to 9%                                     -                 -           76,817               .02
                                       --------------          --------    -------------         ---------
                                          251,481,047             64.66      244,519,801             69.09
                                       --------------          --------    -------------         ---------
                                         $388,894,931            100.00     $353,896,248            100.00
                                       ==============          ========    =============         =========

   The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $71,056,000 and $63,765,000 at September 30, 2003 and 2002, respectively.

   Scheduled maturities of certificates of deposit at September 30, 2003 were as follows:

      Term to maturity                                       Amount            Percent
     -------------------                                 --------------      -----------
     Within 12 months                                      $155,585,217            61.87
     12 to 24 months                                         37,767,285            15.02
     24 to 36 months                                         16,349,697             6.50
     Greater than 36 months                                  41,778,848            16.61
                                                         --------------      -----------
                                                           $251,481,047           100.00
                                                         ==============      ===========

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 9 - DEPOSITS - CONTINUED
   Interest expense on deposits for the years ended September 30 is summarized as follows:

                                                               2003             2002              2001
                                                           ------------     ------------      ------------
     Money Market                                          $  1,299,229     $  1,308,552     $     837,343
     Passbook savings                                           241,029          351,751           373,322
     NOW                                                         89,293          131,318           173,798
     Certificates of deposit                                  8,803,918       10,193,307        10,150,625
                                                           ------------     ------------      ------------
                                                            $10,433,469      $11,984,928       $11,535,088
                                                            ===========      ===========       ===========

   The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. Required reserves must be maintained in the form of vault cash or a non-interest-bearing account at a Federal Reserve Bank.

NOTE 10 - BORROWINGS
   Information related to Federal Home Loan Bank borrowings for the years ended September 30 is provided in the table below:

                                                                       2003              2002
                                                                   -------------     ------------
       Balance at end of period                                      $31,107,711      $25,129,010
       Average amount outstanding during the period                   27,052,591       36,730,317
       Maximum amount outstanding during the period                   34,500,000       62,000,000
       Weighted average interest rate during the period                    4.72%            4.97%
       Interest rates at end of period                               1.01%-6.20%     2.16% -6.20%

   These borrowings are payable at maturity and may be subject to earlier call by Federal Home Loan Bank.

   Scheduled repayments and potential calls of Federal Home Loan Bank borrowings at September 30, 2003 were as follows:

                                           Maturing        Callable
                                          -----------   ---------------
       Under 1 year                       $13,700,000   $             -
       1 to 5 years                        17,407,711
       6 to 10 years                                -                 -
       Over 10 years                                -                 -
                                          -----------   ---------------
                                          $31,107,711   $             -
                                          ===========   ===============

   The advances are collateralized by a blanket lien on first mortgage loans.

NOTE 11 - FEDERAL INCOME TAXES
   The Company and its subsidiaries file a consolidated federal income tax return.

   The provision for Federal income taxes differs from that computed at the statutory corporate tax rate as follows:

                                                                2003             2002              2001
                                                            -----------      -----------       -----------
     Computed "expected" tax expense                         $2,976,641       $3,076,625        $1,994,759
     Adjustments:
       Other, principally increase in cash value
          of insurance net of nondeductible expenses             (2,108)          (3,397)           (4,674)
                                                             ----------      -----------       -----------
                                                             $2,974,533       $3,073,228        $1,990,085
                                                             ==========      ===========       ===========

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 11 - FEDERAL INCOME TAXES - CONTINUED
   Deferred taxes are provided for timing differences in the recognition of income and expense for tax and financial statement purposes. The sources and effects of these differences are as follows:

                                                                2003              2002             2001
                                                             ----------        ---------        ----------
     Deferred loan fees                                      $    6,095        $  (5,678)         $  5,472
     FHLB stock dividends                                        26,710           29,975            46,751
     Deferred compensation and other employee benefits         (187,555)          25,762           (30,966)
     Deferred loan costs                                         22,517           33,952             7,362
     Allowance for loan losses                                   25,928          (16,132)          405,637
     Amortization of intangibles                                 24,720           22,659                 -
     Book tax depreciation                                       83,394           27,142            11,744
                                                             ----------        ---------        ----------
       Deferred tax expense                                  $    1,809        $ 117,680          $446,000
                                                             ==========        =========        ==========

   The components of the net deferred tax assets/liabilities (included in accrued expenses and other liabilities) at September 30 were comprised of the following:

                                                                                 2003              2002
                                                                             -----------       -----------
     Deferred income tax assets:
       Deferred loan fees                                                     $  165,467        $  171,562
       Deferred compensation and other employee benefits                         560,638           373,083
       Deferred loan costs                                                             -            22,517
       Net unrealized loss on available-for-sale securities                      233,524                 -
                                                                             -----------       -----------
         Total deferred income tax assets                                        959,629           567,162

     Deferred income tax liabilities:
       Net unrealized gain on available-for-sale securities                            -           194,031
       Allowance for loan losses                                                 513,177           487,249
       FHLB stock dividends                                                      354,823           328,113
       Book/tax depreciation difference                                          297,535           214,141
       Intangible assets                                                          47,379            22,659
                                                                             -----------       -----------
         Total deferred income tax liabilities                                 1,212,914         1,246,193
                                                                             -----------       -----------
       Net deferred income tax liabilities                                    $ (253,285)       $ (679,031)
                                                                             ===========       ===========

   Stockholders' equity at September 30, 2003 and 2002, includes approximately $3,000,000, for which deferred Federal income tax liability has not been fully recognized. This amount represents an allocation of bad-debt deductions for tax purposes only (base year bad debt reserve). Reduction of amounts so allocated for purposes other than tax bad-debt losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate.

NOTE 12 - PENSION PLAN, THRIFT PLAN, DEFERRED COMPENSATION AND RETIREE MEDICAL INSURANCE
   The Bank has a qualified defined benefit retirement plan covering substantially all of its employees. The benefits are based on each employee's years of service and the average of the highest compensation for sixty consecutive completed calendar months. The benefits are reduced by a specified percentage of the employee's social security benefit. An employee becomes fully vested upon completion of five years of qualifying service. It is the policy of the Bank to fund an amount between the minimum and the maximum amount that can be deducted for Federal income tax purposes.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 12 - PENSION PLAN, THRIFT PLAN, DEFERRED COMPENSATION AND RETIREE MEDICAL INSURANCE - CONTINUED

   The following table sets forth the plan's funded status and amounts recognized in the Bank's consolidated statements of financial condition at September 30:

     Actuarial present value of benefit obligations:

                                                                                 2003              2002
                                                                              ----------        ----------
       Accumulated benefit obligation:
         Vested                                                               $1,714,754        $1,580,315
         Nonvested                                                                28,386            42,915
                                                                              ----------        ----------
                                                                               1,743,140         1,623,230
       Effect of projected future compensation                                   423,767           346,481
                                                                              ----------        ----------

     Projected benefit obligation for service rendered to date                 2,166,907         1,969,711
     Plan assets at fair value; primarily cash and short-term investments      2,773,885         2,466,352
                                                                              ----------        ----------
     Plan assets in excess of projected benefit obligation                    $  336,586        $  496,641
                                                                              ==========        ==========

     The components of computed net pension expense for the years ended September 30 are as follows:

                                                                2003             2002              2001
                                                             ----------       ----------        ----------
     Service cost - benefits earned during the year           $ 129,543        $ 117,539         $ 104,574
     Interest cost on projected benefit obligation              140,849          112,213           101,612
     Actual return on plan assets                              (103,678)        (139,637)         (124,893)
     Net amortization and deferral                              (60,778)          (9,725)           (8,443)
                                                             ----------       ----------        ----------
           Net pension expense                                $ 105,936        $  80,390         $  72,850
                                                             ==========       ==========        ==========

     Assumptions used to develop the net periodic pension
       cost were:
         Discount rate                                            6.50%            6.50%             6.50%
         Expected long-term rate of return on assets              6.00%            6.00%             6.00%
         Rate on increase in compensation levels                  6.00%            5.00%             5.00%

   The Bank has a defined contribution thrift plan in effect for substantially all employees. Compensation and benefits expense includes $66,019 in 2003, $58,233 in 2002, and $53,697 in 2001 for such plan. The thrift plan permits employee contributions in the amount of 1% to 6% of compensation. The Bank contributes for each thrift plan participant a matching contribution equal to 50% of the participant's contribution. In addition to the required matching contributions, the Bank may contribute an additional amount of matching contributions determined by the Board of Directors at its discretion.

   In addition to the aforementioned benefit plans, the Bank has deferred compensation arrangements with key officers and certain directors. The deferred compensation is funded through life insurance contracts and calls for annual payments for a period of ten years. The Bank funds the cost of the insurance for the officers while the cost of directors' insurance is funded through a reduction in their normal directors' fees. Vesting occurs after specified years of service and payments begin upon retirement. Expense reported in the statement of earnings under these arrangements totaled approximately $101,000 in 2003 and 2002, and $112,000 in 2001. At September 30, 2003 and 2002, the Bank had a liability of $1,034,000, related to such arrangements. Additionally, other assets include $851,000 and $793,000 at September 30, 2003 and 2002, respectively, in cash surrender value of life insurance contracts.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 12 - PENSION PLAN, THRIFT PLAN, DEFERRED COMPENSATION AND RETIREE MEDICAL INSURANCE - CONTINUED
   In November, 2002, the board of directors of the Bank adopted a resolution whereby all employees who retire after at least twenty-five years of continuous full-time service prior to their sixty-fifth birthday will continue to be provided group medical insurance until the earliest of (1) the day the retiree becomes eligible for any other group medical insurance as an employee, or (2) the first day of the calendar month immediately following their sixty-fifth birthday. Upon the attainment of age 65 the bank will continue to provide the retiree medical insurance under either (1) the Bank's group medical insurance policy, or (2) through an individual Medicare supplement policy until the day the retiree becomes eligible for any other group medical insurance as an employee. The choice of using the Bank's group medical insurance policy or a Medicare supplement policy will be at the sole discretion of the Bank's board of directors. Furthermore, if, in the sole judgement of the Bank's board of directors, continuing to provide retiree medical insurance creates economic hardship for the Bank, the board of directors has full authority to terminate the medical insurance of retirees. In the event medical insurance for retirees is terminated, the Bank will give retirees as much notice as possible.

   In connection with the adoption of the above resolution, the Bank, after consultation with its actuaries, recorded a liability for retiree insurance of approximately $633,000 and included this amount in compensation and benefits expense in the accompanying statement of earnings for the year ended September 30, 2003.

   The above mentioned resolution related to retiree health insurance was adopted in November, 2002; however, the Bank did not record the liability until the fourth quarter of the fiscal year after consultation with and upon receipt of information from its actuaries. Had this liability been recorded in the quarter ended December 31, 2002, the amounts originally reported for that quarter would be revised as follows (dollars in thousands except per share amounts):

                                                                     As                As
                                                                  Reported           Revised
                                                                  --------           -------

         Total liabilities                                         $389,704         $390,121
         Total stockholders' equity                                  40,640           40,223

         Compensation and benefits                                    1,296            1,929
         Earnings before tax                                          2,379            1,746
         Federal income tax                                             814              598
         Net earnings                                                 1,565            1,148

         Earnings per share:
           Basic                                                        .93              .68
           Diluted                                                      .86              .63

   If the entire $633,000 charge would have been recorded in the three months ended December 31, 2002, it would have had a similar impact on the financial condition at March 31, 2003, and June 30, 2003, and on the cumulative results of operations for the six and nine months ended March 31, 2003 and June 30, 2003.


NOTE 13 - EMPLOYEE STOCK OWNERSHIP PLAN
   The Bank has established an Employee Stock Ownership Plan (ESOP) for employees age 21 or older who have at least one year of credited service with the Bank. The ESOP will be funded by the Bank's contributions made in cash (which primarily will be invested in Company common stock) or common stock. Benefits may be paid either in shares of common stock or in cash. The Bank accounts for its ESOP in accordance with the AICPA's Statement of Position 93-6.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 13 - EMPLOYEE STOCK OWNERSHIP PLAN - CONTINUED
   In prior years the ESOP acquired 202,048 shares of Company stock through borrowings from IHC. The Bank makes annual contributions to the ESOP equal to the debt service, less dividends received on the unallocated shares. The ESOP shares have been pledged as collateral for the loan. As the loan is repaid, shares are released from collateral and committed for allocation to active employees, based on the proportion of debt service paid in the year. The shares pledged as collateral are reported as stock acquired by the ESOP plan in the statement of financial condition. As shares are released from collateral, the Bank reports compensation expense equal to the average fair value of the shares over the period in which the shares were earned. Also, the shares become outstanding for earnings per share computations. Dividends on allocated shares are recorded as a reduction of retained earnings, and dividends on unallocated shares are recorded as a reduction of the loan and accrued interest. ESOP compensation expense was $119,966, $85,900, and $53,878, for the years ended September 30, 2003, 2002, and 2001, respectively. At September 30, 2003 and 2002, 137,315 and 128,683 ESOP shares, respectively, have been released for allocation, of which 130,838 and 122,206 were allocated to participants at September 30, 2003 and 2002, respectively. Of the 130,838 allocated to participants at September 30, 2003, 16,163 shares have been distributed to participants who have withdrawn from the plan. The fair value of the unallocated shares of 71,210 and 79,842 at September 30, 2003 and 2002, was approximately $2,653,285 and $1,981,000, respectively.

NOTE 14 - MANAGEMENT RECOGNITION PLAN
   In prior years, the Bank adopted a Management Recognition Plan (MRP) to provide officers and employees with a proprietary interest in the Association as incentive to contribute to its success. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the officer or employee was recognized pro rata over the period during which the shares are earned and payable. MRP expense included in compensation and benefits in the accompanying consolidated statements of earnings totaled $-0-, $13,929, and $167,000 for the years ended September 30, 2003, 2002, and
   2001, respectively.

NOTE 15 - STOCK OPTION PLANS
   Certain directors and officers have options to purchase shares of the Company's common stock under its 1994, 1996 and 2001 Stock Incentive Plans. The option price is the fair market value at the date of grant and all shares have been granted and the options maximum term is ten years. The option price ranges from $7.05 to $21.87 per share and the options expire between March 2004 and March 2012. All available options under the 1994 and 1996 plans have been granted and are fully vested. Under the 2001 plan, 81,000 options have been granted and 9,000 remain available for future awards.

   A summary of activity in the Company's stock incentive plans follows:


                                                               Number          Aggregate      Weighted Average
                                                                 of             Option              Price
                                                               Shares            Price            Per Share
                                                              --------       -----------          --------
     Options outstanding at September 30, 2001                 215,188        $2,366,094            $11.00
       Options granted                                          81,000         1,771,470             21.87
       Options exercised                                       (33,174)         (311,929)             9.40
                                                              --------       -----------          --------
     Options outstanding at September 30, 2002                 263,014         3,825,635             14.54
       Options granted                                               -                 -                 -
       Options exercised                                       (38,641)         (405,119)            10.48
                                                              --------       -----------          --------
     Options outstanding at September 30, 2003
       (exercise price of $7.05 to $21.87 per share)           224,373        $3,420,516            $15.24
                                                              ========       ===========          ========


     1994 option plan                                           20,767       $   146,436           $  7.05
     1996 option plan                                          127,574         1,611,260             12.63
     2001 option plan                                           76,032         1,662,820             21.87
                                                              --------       -----------          --------
                                                               224,373        $3,420,516            $15.24
                                                              ========       ===========          ========

     Exercisable at September 30, 2003                         169,170        $2,213,226            $13.08
                                                              ========       ===========          ========

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 15 - STOCK OPTION PLANS - CONTINUED
   No compensation cost has been recognized in the accompanying statements of operations for the Company's stock option plans. Had compensation cost for the Company's stock options plans been determined based on fair values at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net income would have been reduced on a proforma basis by approximately $60,000 in 2003; $60,000 in 2002; and $83,000 in 2001.
   Earning per share would have been reduced by $.04 basic and $.03 diluted in 2003; $.03 basic and diluted in 2002; and $.05 basic and $.04 diluted in 2001. The foregoing proforma amounts have been calculated using a binomial model and allocating compensation cost and a straight-line basis over the vesting period of the grant. The fair value of each option grant for the 1996 (fully vested in 2001) plan was estimated with the following weighted-average assumptions: dividend yield of 3%; expected volatility of 20%; risk-free interest rate of 6.6%; and expected life of 8 years. The fair value of each option grant for the 2001 (fully vested in 2006) plan was estimated with the following weighted average assumptions; dividend yield of 2.2%; expected volatility of 25%; risk-free interest rate of 3.4%; and expected life of 6 years.

NOTE 16 - COMMITMENTS AND CONTINGENCIES
   In the ordinary course of business, the Company and subsidiaries have various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company and subsidiaries are defendants in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial position of the Company and subsidiaries.

   The Bank is obligated under noncancelable operating leases for certain computer equipment. Leases are generally short-term and the remaining commitment at September 30, 2003, is not significant to the Company's operations or financial condition.

   The Bank leases office space for a branch location under an operating lease expiring August 2007. Rent expense was $30,000 for the years ended September 30, 2003 and 2002. The Bank has the option to extend the term of this lease for up to two consecutive terms of five years. In the normal course of business, operating leases are generally renewed or replaced by other leases.

NOTE 17 - REGULATORY MATTERS
   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes that, as of September 30, 2003 and 2002, the Bank met all capital adequacy requirements to which it is subject.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 17 - REGULATORY MATTERS - CONTINUED


                                                                                                    To Be Well
                                                                                                 Capitalized Under
                                                                     For  Capital                 Prompt Corrective
                                                Actual:            Adequacy Purposes:            Action Provisions:
                                      -----------------------------------------------------------------------------
   As of September 30, 2003:            Amount         Ratio         Amount      Ratio           Amount       Ratio
   ----------------------               ------         -----         ------      -----           ------       -----
     Risk-based capital
       (to risk-weighted assets)      $39,605,000      16.7%      $18,958,000     8.0%         $23,697,500    10.0%

     Tier I capital
       (to risk-weighted assets)      $38,311,000      16.2%      $ 9,479,000     4.0%         $14,218,500     6.0%

     Tier I capital
       (to average assets)            $38,311,000       8.1%      $18,891,280     4.0%         $23,614,100     5.0%

   As of September 30, 2002:
   -------------------------
     Risk-based capital
       (to risk-weighted assets)      $33,167,000      13.8%      $19,273,520     8.0%         $24,091,900    10.0%

     Tier I capital
       (to risk-weighted assets)      $31,875,000      13.2%     $  9,636,760     4.0%         $14,455,140     6.0%

     Tier I capital
       (to average assets)            $31,875,000       7.6%      $16,754,960     4.0%         $20,943,700     5.0%

NOTE 18 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
   The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

   The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. Unless noted otherwise, the Company generally requires collateral to support financial instruments with credit risk.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since the majority of the commitments are expected to be funded, the total commitment amounts represent future expected cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based in part on management's credit evaluation of the counter-part. Collateral held varies, but consists principally of residential real estate and deposits.

NOTE 19 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
   Although the Bank has a diversified loan portfolio, a significant portion of its loans are secured by real estate. Repayment of these loans is in part dependent upon the economic conditions in the market area. Part of the risk associated with real estate loans has been mitigated, since much of this group represents loans secured by residential dwellings that are primarily owner-occupied. Losses on this type of loan have historically been less than those on speculative and commercial properties. The Bank's loan policy requires appraisal prior to funding any real estate loans and outlines the appraisal requirements on those renewing.

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 20 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   CASH AND INTEREST-BEARING DEPOSITS
   For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

   INVESTMENT AND MORTGAGE-BACKED SECURITIES
   For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   ACCRUED INTEREST
   The carrying amounts of accrued interest approximates their fair values.

   LOANS RECEIVABLE
   For certain homogeneous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   DEPOSIT LIABILITIES
   The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   BORROWINGS
   Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

   COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS-OF-CREDIT
   At September 30, 2003 and 2002, the Bank had not issued any standby letters-of-credit. Commitments to extend credit totaled $11,529,623 and $8,355,701, at September 30, 2003 and 2002, respectively, and consisted primarily of agreements to fund mortgage loans at the prevailing rates based upon acceptable collateral. Fees charged for these commitments are not significant to the operations or financial position of the Bank and primarily represent a recovery of underwriting costs. The Company has not been required to perform on any financial guarantees during the past two years. The Company has not incurred any losses on its commitments in the last three years.

   The estimated fair values of the Company's financial instruments at September 30 are as follows:


                                                           2003                               2002
                                               -----------------------------------------------------------------
                                                 Carrying           Fair            Carrying           Fair
                                                  Amount            Value             Amount           Value
                                               -------------    -------------     -------------    -------------
   Financial assets:
     Cash and interest-bearing deposits        $  18,998,341    $  18,998,341     $  15,352,395    $  15,352,395
                                               =============    =============     =============    =============
     Investment securities                     $  48,459,836    $  48,531,799     $  37,213,933    $  37,324,218
                                               =============    =============     =============    =============
     Mortgage-backed securities                $ 107,278,993    $ 107,437,300     $  89,725,049    $  89,773,316
                                               =============    =============     =============    =============
     Accrued interest receivable               $   2,882,774    $   2,882,774     $   2,928,855    $   2,928,855
                                               =============    =============     =============    =============
     Loans                                     $ 280,430,811                      $ 266,382,319
         Less:  Allowance for loan losses          1,294,090                          1,291,701
                                               -------------                      -------------
                                               $ 279,136,721    $ 285,517,745     $ 265,090,618    $ 274,550,684
                                               =============    =============     =============    =============
   Financial liabilities:
     Deposits                                  $ 388,894,931    $ 384,868,768     $ 353,896,248    $ 352,258,000
                                               =============    =============     =============    =============
     Borrowings                                $  31,107,711    $  31,911,274     $  25,129,010    $  27,070,000
                                               =============    =============     =============    =============

                           JACKSONVILLE BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002
                                    CONTINUED

NOTE 21 - CONDENSED FINANCIAL STATEMENTS OF JACKSONVILLE BANCORP, INC. (PARENT COMPANY ONLY)
   Jacksonville Bancorp, Inc., was organized in December 1995, and began operations on March 29, 1996, effective with the Reorganization. The Company's condensed balance sheets as of September 30 and related condensed statements of earnings for the years ended September 30 are as follows:

                                                                         2003               2002
                                                                      ------------      ------------
                                    BALANCE SHEETS
ASSETS
  Cash in Bank                                                        $    797,193      $  1,722,535
  Investment in subsidiary                                              42,837,131        37,700,643
  Other assets                                                             312,691            20,007
                                                                      ------------      ------------
      Total assets                                                    $ 43,947,015      $ 39,443,185
                                                                      ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Other liabilities                                                   $     19,750      $     14,400
  Dividends payable                                                        270,070           220,228
  Stockholders' equity                                                  43,657,195        39,208,557
                                                                      ------------      ------------
        Total liabilities and stockholders' equity                    $ 43,947,015      $ 39,443,185
                                                                      ============      ============

                                 STATEMENTS OF EARNINGS

  General and administrative expenses                                 $    204,670      $    205,312
                                                                      ------------      ------------
    Loss before income taxes and equity in undistributed
      earnings of subsidiaries                                             204,670           205,312
  Income tax (benefit)                                                     (69,589)          (69,805)
                                                                      ------------      ------------
    Loss before equity in earnings of subsidiaries                         135,081           135,507
  Dividends from subsidiaries                                               75,625         4,436,250
  Equity in undistributed earnings of subsidiaries                       5,839,750         1,674,926
                                                                      ------------      ------------
        Net earnings                                                  $  5,780,294      $  5,975,669
                                                                      ============      ============

NOTE 22 - BRANCH ACQUISITION
   Effective November 9, 2001, the Bank purchased a branch location in Carthage, Texas, for a premium of approximately $3,672,000 including acquisition costs. In connection with the acquisition, the Bank assumed deposit liabilities of approximately $44,900,000, recorded loans of approximately $636,000 and recorded premises and equipment of approximately $238,000.

NOTE 23 - MERGER
   On August 12, 2003, the Company entered into a definitive agreement with Franklin Bank Corp. (Franklin) whereby Franklin would acquire all of the common stock of the Company. Under the terms of the merger agreement, Company shareholders will receive $37.50 cash for each share of stock they own. Additionally, all outstanding Company stock options will be canceled in exchange for a payment equal to the difference between the per share option exercise price and $37.50. The total cash consideration to be paid to Company shareholders is expected to be approximately $72,500,000.

   The merger is subject to a number of conditions, including approval by shareholders and various regulatory authorities, as well as other closing conditions. Both the Company and Franklin have the right to terminate the merger under limited circumstances. At September 30, 2003, the Company had incurred approximately $300,000 in costs (principally legal and professional) related to the proposed merger which have been deferred and included in other assets pending completion of the merger.